SHARED ADMINISTRATIVE AND
                         OPERATIONAL SERVICES AGREEMENT


     This Services Agreement (this "Agreement), is effective as of January 23, 1998, between ICG Communications, Inc., a Delaware corporation, ("ICG") and ICG Services, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A.   The Company  and ICG desire to provide  services to each other (and to
          each  other's  controlled   Affiliates)  for  the  administration  and
          operation of the businesses.

     B. This Agreement sets forth the general terms upon which ICG and the Company will provide such services, facilities, benefits and personnel to each other.

     In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ICG and the Company agree as follows:

Section 1.  Services.

     (a) Provision of Services. At the request of the Company, ICG shall provide, and shall cause its Restricted Subsidiaries to provide, services to the Company for the administration and operation of the businesses of the Company and its controlled Affiliates and shall devote thereto such time as may be necessary for the proper and efficient administration and operation of such businesses. At the request of ICG, the Company shall provide, and shall cause its controlled Affiliates to provide, services to ICG for the administration and operation of the businesses of ICG and its Restricted Subsidiaries and shall devote thereto such time as may be necessary for the proper and efficient administration and operation of such businesses.

     (b) Description of Services. The services to be provided by ICG and the Company pursuant to this Section 1 shall include, without limitation, the following types of services (collectively, "Services") as the Company or ICG may request from time to time:

          (i) tax reporting, internal and external financial reporting, payroll, employee benefit administration, workers' compensation administration, telephone, fleet management, package delivery, management information systems, billing, lock box, remittance processing, risk management services and general accounting;



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


          (ii) other services typically performed by ICG's (and its Restricted Subsidiaries') or the Company's (and its controlled Affiliates') executive, accounting, sales and marketing, finance, treasury, corporate, legal, tax, benefits, insurance, facilities, purchasing, fleet management, advanced information technology department personnel, business development and engineering;

          (iii)use of telecommunications and data facilities and of systems and software developed, acquired or licensed by ICG (and its Restricted Subsidiaries) or the Company (and its controlled Affiliates) from time to time for financial forecasting, budgeting and similar purposes, and for other administrative and general operational purposes, including any such software for use on personal computers, in any case to the extent available under copyright law or any applicable third-party contract:

          (iv) technology support and consulting services;

          (v) purchasing of equipment; telecommunications transmission, facilities, capacity and materials and such other materials as are requested, for or on behalf of a Party, including the provision of turnkey projects and operating leases;

          (vi) labor and services associated with providing the installation, construction and engineering associated with the items described in Section 1(b)(v) above.

          (vii)such other management, supervisory, strategic planning or other services as the Company or ICG may from time to time request; and

          (viii) such other services, materials, and equipment as may be requested by the other Party in the ordinary course of business.

     (c) Use of Premises. ICG shall also provide the Company and its controlled Affiliates the use of its facilities and leased premises (the "Premises") as the Company shall require in the conduct and operation of its businesses.

Section 2.   Compensation for Services.

     (a) Services Provided by ICG. As a compensation for Services and Premises rendered by ICG and its Restricted Subsidiaries to the Company and its controlled Affiliates pursuant to this Agreement, the Company shall reimburse ICG for (i) all direct expenses incurred by ICG in providing

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          Services,  provided that the incurrence of such expenses is consistent with practices generally followed by ICG in managing or operating its own business and the businesses of its Restricted Subsidiaries and
          (ii) the fair market value of the Company's pro rata share of ICG's indirect overhead expenses based on a quarterly determination of the usage (as determined on a percentage basis) by the Company of Services during the prior quarter. Such indirect expenses shall include (i) the
          salaries  and  other   compensation   of  ICG's  (and  its  Restricted
          Subsidiaries') officers and employees who perform Services for the Company, (ii) general and administrative overhead expenses, (iii) the costs and expenses of ICG's physical facilities and telecommunications
          networks  that  are  utilized  by  the  Company  and  its   controlled
          Affiliates; and (iv) sales commissions and other compensation payable by the Company on account of sales and marketing activities conducted by ICG personnel on behalf of the Company and its controlled Affiliates. ICG shall keep true, complete and accurate books of account containing such information as may be necessary for the purpose of calculating the above costs.

     (b) Services Provided by the Company. As a compensation for Services rendered by the Company and its controlled Affiliates to ICG and its Restricted Subsidiaries pursuant to this Agreement, ICG shall reimburse the Company for (i) all direct expenses incurred by the Company and its controlled Affiliates in providing Services, provided that the incurrence of such expenses is consistent with practices generally followed by the Company in managing or operating its own business and the businesses of its controlled Affiliates and (ii) the fair market value of ICG's pro rata share of the Company's indirect overhead expenses based on a quarterly determination of the usage (as determined on a percentage basis) by ICG of Services during the prior quarter. Such indirect expenses shall include (i) the salaries and other compensation of the Company's (and its controlled Affiliates') officers and employees who perform Services for the Company; (ii) general and administrative overhead expenses; (iii) the fair market value of purchasing services provided by ICG Equipment to or for the benefit of ICG; and (iv) sales commissions and other compensation payable by ICG and its Restricted Subsidiaries on account of sales and marketing activities conducted by Company personnel on behalf of ICG and its Restricted Subsidiaries. The Company shall keep true, complete and accurate books of account containing such information as may be necessary for the purpose of calculating the above costs.

     (c) Procedure for Calculating Compensation. The compensation payable by a Party under this Section 2 shall be determined on a quarterly basis in accordance with the procedures set forth in Attachment I, attached hereto and incorporated herein by reference. The Parties shall cooperate with each other to develop and implement recordkeeping and other supplemental procedures in addition to those set forth in Attachment I to ensure the accuracy and accountability of the compensation determinations required under this Section 2.

Section 3.  Term.

     (a) Commencement. This Agreement shall be effective as of the date first above written (the "Effective Date").

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

     (b) Termination. .Except as otherwise expressly provided herein, this Agreement, the rights and obligations of the Parties under this Agreement shall remain in effect until terminated by agreement of the Parties or in the event either party materially breaches this Agreement and fails to cure such breach within sixty (60) days after written notice thereof from the non-breaching party. The non-breaching party shall thereafter be entitled to terminate this Agreement.

     (c) Effect of Termination. In the event any termination of this Agreement, each Party shall remain liable for all obligations of such Party accrued under this Agreement prior to the date of such termination, including, without limitation, (i) all obligations of such Party to reimburse the other for Services, and as applicable, the Premises, provided under this Agreement through the termination date, in each case as provided in Section 3, provide further that no termination shall effect obligations of the Parties to one another under any other agreement related to, including without limitation the following: (i) all obligations of ICG or its controlled Affiliates arising by virtue of its obligations to pay for Equipment and related services purchased for, on behalf of, or leased to it by ICG Equipment, and (ii) all obligations of the other Party relating to the use of telecommunications facilities of the other, and (iii) amounts due for sales of the other Parties' services. The provisions of Section 6 shall survive indefinitely, notwithstanding any termination of this Agreement.

Section 4. Indemnification Obligations.

     (a) Each Party hereby indemnifies, defends and holds harmless the other Party and its agents, officers and employees from any and all losses, damages, costs, expenses (including reasonable attorneys fees), actions, or claims for personal injury, damage to property, or other damage or financial loss of whatever nature in any way arising out of any acts or omissions of such Party, or its agents, officers and employees in connection with this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OR FAILURE TO PERFORM THE OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, REGARDLESS OF THE FORESEEABILITY THEREOF.

     (b)  This  Section 4 will survive the  expiration  or  termination  of this
          Agreement,   regardless   of  the  reason  for  such   expiration   or
          termination.

Section 5.  Definitions.

     Capitalized terms used in this Agreement shall have the meanings ascribed to them as set forth in other Sections. In addition, the following terms shall have the following meanings:

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

     "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. With respect to the Company, the term "controlled Affiliate" shall include entities in which the Company owns, directly or indirectly, a 50 percent equity or voting interest.

     "Control" means the power, directly or indirectly, to direct the management and policies of any Person, through the ownership of voting shares or other equity interest, by contract or otherwise.

     "Equipment" means any equipment, materials and related software and services, including installation, engineering and related services.

     "Party" and "Parties" means ICG Communications, Inc. and ICG Services, Inc., and their respective controlled Affiliates as the context requires.

     "Person" means an individual, and a corporation, partnership, joint venture, joint stock company, association, trust, limited liability company, unincorporated organization or any other entity.

Section 6.   Miscellaneous.

     (a) Entire Agreement. This Agreement including Attachment I hereto constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous agreements, negotiations, understandings and commitments with respect to such subject matter, whether or not in writing. This Agreement including Attachment I hereto specifically amends and restates that certain Administrative Services Agreement, the form of which was attached to the Intercompany Agreement, effective as of January 23, 1998, between the parties.

     (b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice or conflicts-of-laws or rules or provisions (whether or not those of the State of Delaware) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (c) Notices. All notices, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the day of delivery if delivered personally to the Party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below (with confirmation of delivery received); or (iii) on the day of delivery of Federal Express or similar overnight courier, to the Party as follows:

      If to ICG:

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

                           ICG Communications, Inc.
                           161 Inverness Drive West
                           Englewood, Colorado 80112
                           Attention: General Counsel
                           Facsimile:  303/ 414-8839

                  If to the Company:

                           ICG Services, Inc.
                           161 Inverness Drive West
                           Englewood, Colorado  80112
                           Attention:  General Counsel
                           Facsimile:  303/ 414-8839


Any Party may change its address for the purpose of this Section 6(c) by giving the other Party written notice of its new address in the manner set forth above.

     (d) Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by the Parties.

     (e) Successors and Assigns; No Third-Party Beneficiaries. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests and obligations under this Agreement shall be assigned by either Party, by operation of law or otherwise, without the prior written consent of the other Party. Nothing contained in this Agreement, except as expressly set forth herein, is intended to confer upon any other Persons other than the Parties and their respective successors and permitted assigns, any rights or remedies.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered by facsimile transmission and facsimile signatures shall be treated as original signatures for all applicable purposes.

     (g) No Waiver. No waver by either Party of any term or condition of this Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time. No waiver of any term or condition of this Agreement shall be effective unless in a writing signed by the Party entitled to give such waiver.

     (h) Relations Between the Parties. The Parties are independent contractors. Nothing in this Agreement shall constitute either Party, being considered a partner of, or joint venturer with, the other Party.

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

     (i) Severability. If any provision of this Agreement or its application to any Person or circumstances shall be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby; provided that the Parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

     (j) Headings, Terms. The Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All references to "Section" are to sections of this Agreement.

     (k) Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and will not be the subject of litigation in any forum. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitration will be conducted only in Denver, Colorado, or another location mutually agreed by the Parties, before a single arbitrator selected by the Parties or, if they are unable to agree on an arbitrator, before a panel of three arbitrators, one selected by ICG, one selected by the Company and the third selected by the other two arbitrators. The arbitrators will have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but will have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards , will be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The arbitrator will have no power to award punitive or exemplary damages to ignore or vary the terms of this Agreement, and will be bound to apply controlling law. The Party who prevails on entry of the award of judgment will be entitled to his or its costs and expenses, including reasonable attorney's fees incurred in connection with the arbitration. A judgment upon the award may be entered in any court having jurisdiction.

     (l) Confidentiality. Each Party will hold, and will cause its shareholders, officers, directors, employees, partners, consultants, advisors, representatives and agents to hold, in confidence, any
          information   with  respect  to  the  terms  and  provisions  of  this

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


          Agreement, except (i) if compelled to disclose by judicial or administrative process or by other requirements of law, including financial reporting and securities laws compliance requirements and reporting to creditors, bondholders and trustees and that is required under applicable financial agreements of a Party, (ii) to the extent required to perform its obligations under or to enforce its rights pursuant to this Agreement, (iii) if mutually agreed by the Parties in writing in advance of such disclosure, or (iv) to the extent that such information can be shown to have been in the public domain through no fault of such Party, provided that each Party may disclose information regarding this Agreement, on a need to know basis only, to shareholders, officers, directors, employees, partners, consultants, advisors, representatives, and agents (collectively, "Bound Persons"), so long as such Bound Persons are informed by such Party of the confidential nature of such information and such Bound Persons agree to treat the information confidentially, and the disclosing Party agrees to be responsible for any breach of the provisions of this
          Section 6(1) by any Bound Persons to whom such Party disclosed information. Each Party's obligation to hold information in confidence shall be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. This Section 6(l) will survive the expiration or termination of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly effective as of the day and year first written above.

                                    ICG COMMUNICATIONS, INC.



                                    By:  /s/ Sheldon S. Ohringer
                                        ----------------------------------
                                    Name:  Sheldon S. Ohringer
                                    Title: Executive Vice President-Telecom

                                    ICG SERVICES, INC.



                                    By:  /s/ Don Teague
                                        ----------------------------------
                                    Name:  H. Don Teague
                                    Title: Executive Vice President, General
                                           Counsel and Secretary

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



                                 ATTACHMENT I TO
                      Shared Administrative and Operational
                               Services Agreement


                      Procedures to Determine Compensation

     The following procedures will be utilized to determine the compensation payable by each Party pursuant to Section 2. The Parties will from time to time review, revise and supplement these procedures, as mutually agreed to be appropriate or necessary to ensure the accurate determination, recordkeeping and accountability of such compensation.

1.   Determination of Direct and Indirect Costs.

     (a) ICG and the Company shall develop specific written procedures to be followed by departments. Each Department Head shall create specific recordkeeping functions which shall be disseminated to all of the personnel in the Department Head's department and shall be utilized within their departments to determine, record and account for all direct and indirect costs incurred by such department that are reimbursable under Section 2.

     (b) As soon after the end of each calendar month as is practicable, the Department Head will provide the information for the previous month to ICG's corporate accounting department. All information is reviewed by ICG corporate accounting. Within approximately thirty (30) days after the end of each calendar month ending after the date of this Agreement, ICG's corporate accounting department shall, based on the information an data recorded and maintained during such month by each division, determine the actual direct and indirect costs that were incurred by each department which are reimbursable under Section 2. ICG's corporate accounting department shall determine, based on such reports and other information as shall be deemed relevant, the fair market value of such reimbursable direct and indirect costs. In making such determination the following principles shall be applied by ICG's corporate accounting department:

          (i) The fair market value of direct costs shall be the actual out-of-pocket costs expended by a Party on behalf of the other Party.

          (ii) The fair market value of indirect costs shall be the amount equal to the fully burdened costs incurred in providing such Services rendered, taking into account, among other factors, the type of Services provided and the time spent by applicable department personnel in rendering such Services, together with associated costs, plus a five percent (5%) profit mark-up.

2.   Determination of Boards of Directors.

     Each quarter upon the making of the determination set forth in Section 1(b) of this Attachment I, ICG corporate accounting and ICG legal departments shall deliver a written report to the Boards of Directors of ICG and the Company, in such detail as required by the Boards of Directors, of the amounts reimbursable for compensation under Section 2. Based on such report and such other supplemental information and determinations as the Boards of Directors shall require, the Boards of Directors shall jointly determine the fair market value of the Services provided by ICG and the Company to each other under this Agreement. The Boards of Directors may, but shall not be required to, consult third party consultants in making their fair market value determinations. Upon the completion of such joint determination, settlement statements shall be prepared and issued by ICG and the Company detailing the compensation payable by each Party under Section 2, and amounts owing under such settlement statements shall be settled (including by way of set-off) and paid within forty-five (45) days after the quarter end.


                                      A-2